As filed with the Securities and Exchange Commission on October 1, 2020

Registration Statement on Form S-8 (No. 333-117173)

Registration Statement on Form S-8 (No. 333-140760)

Registration Statement on Form S-8 (No. 333-149253)

Registration Statement on Form S-8 (No. 333-157275)

Registration Statement on Form S-8 (No. 333-164892)

Registration Statement on Form S-8 (No. 333-172155)

Registration Statement on Form S-8 (No. 333-179760)

Registration Statement on Form S-8 (No. 333-190394)

Registration Statement on Form S-8 (No. 333-197582)

Registration Statement on Form S-8 (No. 333-206112)

Registration Statement on Form S-8 (No. 333-212991)

Registration Statement on Form S-8 (No. 333-219764)

Registration Statement on Form S-8 (No. 333-226759)

Registration Statement on Form S-8 (No. 333-233102)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-117173)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-140760)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-149253)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-157275)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-164892)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-172155)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-179760)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-190394)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-197582)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-206112)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-212991)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-219764)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-226759)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-233102)

Under

the Securities Act of 1933

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3561634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Binney Street

Cambridge, Massachusetts 02142

(617) 491-9700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Momenta Pharmaceuticals, Inc. 2002 Stock Incentive Plan

Momenta Pharmaceuticals, Inc. 2004 Stock Incentive Plan

Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan

Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan

(Full title of the Plan)

Alejandra Carvajal Momenta Pharmaceuticals, Inc. 301 Binney Street Cambridge, Massachusetts 02142 (617) 491-9700	Copy to: Peter N. Handrinos Latham & Watkins LLP 200 Clarendon Street, 27th Floor Boston, Massachusetts 02116 (617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” or the “Company”), filed with the Securities and Exchange Commission (the “SEC”) and is being filed to deregister any and all securities that remain unsold or otherwise unissued under such Registration Statements:

•

Registration No. 333-117173 filed with the SEC on July 6, 2004, pertaining to the registration of 1,180,420 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) for issuance under the Momenta Pharmaceuticals, Inc. 2002 Stock Incentive Plan, 3,948,785 shares of Common Stock for issuance under the Momenta Pharmaceuticals, Inc. 2004 Stock Incentive Plan (as amended, the “2004 Plan”), and 524,652 shares of Common Stock for issuance under the Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan (as amended, the “ESPP”).

•	Registration No. 333-140760 filed with the SEC on February 16, 2007, pertaining to the registration of an additional 1,802,053 shares of Common Stock for issuance under the 2004 Plan.

•	Registration No. 333-149253 filed with the SEC on February 14, 2008, pertaining to the registration of an additional 1,823,491 shares of Common Stock for issuance under the 2004 Plan.

•	Registration No. 333-157275 filed with the SEC on February 12, 2009, pertaining to the registration of an additional 1,846,116 shares of Common Stock for issuance under the 2004 Plan.

•	Registration No. 333-164892 filed with the SEC on February 12, 2010, pertaining to the registration of an additional 1,974,303 shares of Common Stock for issuance under the 2004 Plan.

•	Registration No. 333-172155 filed with the SEC on February 10, 2011, pertaining to the registration of an additional 1,974,393 shares of Common Stock for issuance under the 2004 Plan.

•	Registration No. 333-179760 filed with the SEC on February 28, 2012, pertaining to the registration of an additional 1,974,393 shares of Common Stock for issuance under the 2004 Plan.

•

Registration No. 333-190394 filed with the SEC on August 6, 2013, pertaining to the registration of 9,823,488 shares of Common Stock for issuance under the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan (as amended, the “2013 Plan”).

•

Registration No. 333-197582 filed with the SEC on July 23, 2014, pertaining to the registration of 500,000 shares of Common Stock for issuance under the ESPP and an additional 1,800,000 shares of Common Stock for issuance under the 2013 Plan.

•	Registration No. 333-206112 filed with the SEC on August 5, 2015, pertaining to the registration of an additional 2,550,000 shares of Common Stock for issuance under the 2013 Plan.

•	Registration No. 333-212991 filed with the SEC on August 8, 2016, pertaining to the registration of an additional 4,250,000 shares of Common Stock for issuance under the 2013 Plan.

•

Registration No. 333- 219764 filed with the SEC on August 7, 2017, pertaining to the registration of an additional 1,400,000 shares of Common Stock for issuance under the ESPP and an additional 4,300,000 shares of Common Stock for issuance under the 2013 Plan.

•	Registration No. 333- 226759 filed with the SEC on August 10, 2018, pertaining to the registration of an additional 1,000,000 shares of Common Stock for issuance under the 2013 Plan.

•	Registration No. 333-233102 filed with the SEC on August 8, 2019, pertaining to the registration of an additional 4,000,000 shares of Common Stock for issuance under the 2013 Plan.

On October 1, 2020, pursuant to an Agreement and Plan of Merger, dated as of August 19, 2020, by and among Johnson & Johnson, a New Jersey corporation (“Parent”), Vigor Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but not sold or otherwise issued under the Registration Statements, if any, as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 1, 2020.

MOMENTA PHARMACEUTICALS, INC.
By:	/s/ Craig A. Wheeler

Name:	Craig A. Wheeler
Title:	President and Chief Executive Officer

No other person is required to sign these post-effective amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.